EXHIBIT 10 (a)

                             TECHNOLOGY DEVELOPMENT
                              CONSULTING AGREEMENT


         Agreement dated as of June 1, 2002, by and between MURRAY UNITED DEVELOPMENT CORP., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter referred to as "Company"), GEORGE JOHNSON, residing at 2218 Jones Lane, Wilmington, DE 19810-2737, and WILLIAM L. JOHNSON, residing at 100 Nina Court, Bear, DE 19701-1671 (such two individuals being referred to herein individually as an "Inventor" and jointly as the "Inventors").

                                    RECITALS

         WHEREAS, the Inventors have certain skills, knowledge and know-how that may be used in the production of photo galvanic hydrogen (the "PGH Technology"); and

         WHEREAS, the Company wishes to engage the Inventors to develop the PGH Technology and to prepare and file in the U.S. Patent and Trademark Office a provisional patent application relating thereto (the "Provisional Patent Application") with the understanding that the Inventors will assign all of their right, title and interest in the PGH Technology and the Provisional Patent Application to the Company pursuant to a separate agreement to be entered into between the Inventors and the Company; and

         WHEREAS, the Inventors were willing to be engaged to develop the PGH Technology and to prepare and file the Provisional Patent Application subject to the terms hereof.

         NOW, THEREFORE, in consideration of the above recitals, the terms and covenants of this Agreement, and other valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

                                   SECTION ONE
                 ENGAGEMENT OF CONSULTANTS; AGREEMENT TO ASSIGN

         A. Company hereby engages each of the Inventors to develop a method, materials and apparatus for the production of photo galvanic hydrogen (the "PGH Technology").


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         B. Inventors agree to use their best efforts to develop the PGH
Technology and, upon such completion of the development of the PGH Technology as may be required in order to file the Provisional Patent Application , to file the Provisional Patent Application in the US Patent and Trademark Office (the "Services").

                                   SECTION TWO
                                  COMPENSATION

         A. In consideration of the Services, the Company hereby agrees to issue to each of GEORGE JOHNSON and WILLIAM L. JOHNSON One Hundred Thousand (100,000) shares of Company's Common Stock (the "Stock Compensation"). The Company agrees, at its sole cost and expense, to register such shares with the Securities and Exchange Commission on Form S-8, and, when issued, such shares therefore shall be "free trading" shares.

                                  SECTION THREE
                                 CONFIDENTIALITY

         Each of the Inventors agrees that all knowledge and information that he may receive from Company or from its employees, or by virtue of the performance of Services under this agreement, relating to the PGH Technology and/or the business affairs, future plans, or technical data that belong to Company, shall for all time and for all purposes be regarded as strictly confidential and shall be held in confidence, and solely for Company's benefit and use, and shall not be used by him, or directly or indirectly disclosed by him, to any person whatsoever, except to Company or with Company's prior written permission.

                                  SECTION FOUR
                            DURATION AND TERMINATION

         This agreement shall be deemed to have been effective as of June 1, 2002 and shall continue until the Services have been completed and the Stock Compensation has been delivered to each of the Inventors; provided, however, that obligations of Inventors under Section Three above shall survive any expiration or termination of this agreement.


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                                  SECTION FIVE
                                   ASSIGNMENT

         The rights and obligations of Inventors under this agreement are personal to Inventors and may not be assigned or transferred to any other person, firm or corporation without the prior express and written consent of Company.

                                   SECTION SIX
                         ENTIRE AGREEMENT; MODIFICATIONS

         The agreement shall constitute the entire agreement between the parties with respect to the subject matter hereof, and any prior understanding or representation of any kind preceding the date of this agreement shall not be binding upon either party except to the extent incorporated in this agreement. Any modification of this agreement or additional obligation assumed by either party in connection with this agreement shall be binding only if evidenced in writing signed by each party or an authorized representative of each party.

                                  SECTION SEVEN
                                  GOVERNING LAW

         It is agreed that this agreement shall be governed by, construed, and enforced in accordance with the laws of the State of New York.

         IN WITNESS WHEREOF, each party to this agreement has caused it to be executed as of the date first above written.


              10/02/03      /s/   George Howard Johnson
                            ---------------------------
                                  GEORGE JOHNSON

              10/02/03      /s/   William L. Johnson
                            ---------------------------
                                  WILLIAM L. JOHNSON
NOTARY
SEAL
                              MURRAY UNITED DEVELOPMENT CORP.

                        By: /s/   Anthony S. Campo
                            -------------------------------------------------
                                  ANTHONY S. CAMPO, Executive Vice President


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